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                                                                     EXHIBIT 3.4

                              PROVINCE OF ONTARIO
                 MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

                           ARTICLES OF INCORPORATION

1.   The name of the corporation is:

     BMG Holdings Inc.

2.   The address of the registered office is:

     66 Wellington Street West
     Suite 3600
     Toronto, Ontario M5K 1N6

3.   Number (or minimum and maximum number) of directors is:

     A minimum of 1 and a maximum of 11.

4.   The first director(s) is/are:


                                  Residence address, giving street & No. or R.R.  Resident Canadian
First name, initials and surname       No. or municipality and postal code         State Yes or No
--------------------------------  ----------------------------------------------  -----------------
Anthony F. Baldanza                       37 St. Leonards Crescent                       Yes
                                          Toronto, Ontario
                                          M4N 3A5


5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

     There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

     The Corporation is authorized to issue an unlimited number of shares of 1 class designated as common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     Not applicable.


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8.   The issue, transfer or ownership of shares (is/is not restricted and the restrictions (if any) are as follows:

        The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either a) the consent of the directors of the Corporation expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or b) the consent of the holders of shares of the Corporation to which are attached at least a majority of the votes attaching to all shares of the Corporation for the time being outstanding carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing, expressed by resolution passed by such shareholders or by an instrument or instruments in writing by such shareholders, which consent may be given either prior or subsequent to the time of transfer of such shares.

9.   Other provisions, if any, are:

     1. that the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder; and

     2. that any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited.


10.  The names and addresses of the        Full residence address or address of
     incorporators are                     registered office or of principal
     First Name, initials and              place of business giving street &
     last name                             No. or R.R. No., municipality and
     or corporate name                     postal code
     ------------------------------        ------------------------------------

     Anthony F. Baldanza                   37 St. Leonards Crescent
                                           Toronto, Ontario
                                           M4N 3A5

     These articles are signed in duplicate.

               Signatures of incorporators

               /s/ Anthony F. Baldanza
               -----------------------------
               Anthony F. Baldanza


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